UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2020

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-55656	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

2990 Redhill Avenue

Costa Mesa, CA 92626

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	CETY	OTCQB

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2020, John Bennett notified Clean Energy Technologies, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Financial Officer, effective March 9, 2020. Mr. Bennett will remain as a consultant to the Company and assist with maintaining the financial books and records of the Company.

Mr. Bennett has indicated that his resignation (i) was not the result of any dispute or disagreement with the Company’s accounting principles or practices or financial statements and disclosures, and (ii) was motivated by personal reasons.

Mr. Calvin Pang will serve as Acting Chief Financial Officer effective immediately. He will report to Kambiz Mahdi, the Company’s President and Chief Executive Officer. Mr Pang, age 35, and serves as a director of the Company. Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business in Washington University in St. Louis with a bachelor’s degree in business and finance.

The terms of Mr. Pang’s compensation have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

/s/ Kambiz Mahdi
By:	Kambiz Mahdi
Chief Executive Officer

Date:	March 10, 2020